UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 12, 2022

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Other Events.

(b), (c) and (d)

Patterson Companies, Inc. (the “Company”) announced that Donald J. Zurbay, most recently the Company’s Chief Financial Officer, has been named President and Chief Executive Officer and appointed as Director of the Company, effective October 12, 2022 (the “Effective Date”). The Company’s Board of Directors (“Board”) made such appointment upon the resignation of Mark S. Walchirk as President, Chief Executive Officer and a Director of the Company. The Company also announced that Kevin Barry, most recently the Company’s Vice President, Finance and Corporate Controller, has been named interim Chief Financial Officer of the Company, effective immediately, thereby replacing Mr. Zurbay in that role.

Mr. Zurbay, age 55, became the Company’s Chief Financial Officer in June 2018. Prior to joining the Company, Mr. Zurbay served as Vice President and Chief Financial Officer at St. Jude Medical, Inc. (“SJM”), a global medical device manufacturer, from August 2012 through the January 2017 acquisition of SJM by Abbott Laboratories. Mr. Zurbay joined SJM in 2003, held various leadership positions including Director of Finance and Vice President and Corporate Controller, and ultimately became responsible for all of their accounting, financial and business development activities. Prior to joining SJM, Mr. Zurbay worked at PricewaterhouseCoopers, The Valspar Corporation and Deloitte & Touche. In terms of public company board service, Mr. Zurbay served as a director of Avedro, Inc. from its February 2019 initial public offering through its November 2019 sale. He currently serves as a director of Silk Road Medical, Inc. since March 2018 and as a director of Sight Sciences, Inc. since July 2020.

There are no familial relationships between Mr. Zurbay and any other director or executive officer of the Company. There are no transactions in which Mr. Zurbay has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Barry, age 44, became the Company’s Vice President, Finance and Controller in 2020 and previously served as the Company’s Vice President, Finance Operations and Strategy from 2018 through 2020 and Vice President and Chief Financial Officer of Patterson Dental from 2017 to 2018. Prior to joining the Company, Mr. Barry served as Finance Director of an operating unit of General Mills, Inc. (“GM”), a global manufacturer and marketer of branded consumer foods, from 2015 through 2017. Mr. Barry joined GM in 2005, held various leadership positions including Senior Finance Manager. At GM, Mr. Barry was responsible for the finance and IT functions of an operating unit focused on natural and organic food. Prior to joining GM, Mr. Barry worked at Jones Lang Lasalle, Inc. He currently serves as a director of Strategic Pharmaceutical Solutions Inc. and Oral Health America, both privately owned companies.

There are no familial relationships between Mr. Barry and any other director or executive officer of the Company. There are no transactions in which Mr. Barry has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements with Mr. Zurbay

In connection with his promotion, Mr. Zurbay and the Company entered into an Employment Agreement, dated October 12, 2022 (the “Agreement”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, which amends and restates the terms of Mr. Zurbay’s employment.

Under the terms of the Agreement, Mr. Zurbay’s employment will continue until the third anniversary of the Effective Date (the “Initial Term”), at which time, unless notice to the contrary has been provided, the term will renew for successive 12-month periods.

The Agreement provides for an annual base salary of $900,000 as well as participation in the Company’s other employee benefit plans and reimbursement for business expenses. Mr. Zurbay also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the Company’s Management Incentive Compensation Plan (“MICP”). If performance at target under the MICP is achieved, Mr. Zurbay’s annual cash incentive compensation would be $839,658 for fiscal year 2023 (representing a pro-rated blend of his target as CFO and his target as CEO) and at least $1,125,000 for any full year of employment thereafter. In addition, Mr. Zurbay is eligible to receive annual long-term equity-based incentive compensation pursuant to the Company’s Amended and Restated 2015 Omnibus Incentive Plan (“Omnibus Plan”), or any successor plan thereto, which awards currently consist of 50% performance stock units, 25% stock options, and 25% restricted stock units, with an aggregate target value of $3,500,000 for fiscal year 2024 and any full year of employment thereafter. The equity awards for fiscal year 2024 will be granted on or about July 1, 2023. Mr. Zurbay’s base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation will be reviewed on an annual basis and may be increased by the Board during the Initial Term or any renewal term.

The Agreement also provides for certain one-time incentive awards. On December 5, 2022, Mr. Zurbay will be granted (1) a restricted stock unit award under the Omnibus Plan covering a number of shares of the Company’s common stock with a value of $1,150,000 based on the per-share closing price of the Company’s common stock on December 5, 2022, and (2) a non-statutory stock option under the Omnibus Plan with an approximate value of $1,150,000, a per-share exercise price equal to the per-share closing price of the Company’s common stock on December 5, 2022, and a term of ten years. Such awards will vest, assuming continued employment, to the extent of 33.33% of the award on the first anniversary of the date of grant, 33.33% of the award on the second anniversary of the date of grant, and the remaining 33.34% of the award on the third anniversary of the date of grant. The other terms and conditions of these incentive awards are set forth in the Form of Restricted Stock Unit Agreement for Executive Officers under the Omnibus Plan and the Form of Non-Statutory Stock Option Agreement under the Omnibus Plan, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

If, during the Initial Term or any renewal term, the Company terminates Mr. Zurbay without cause, Mr. Zurbay would be entitled to severance benefits including 24 months of base salary, cash incentive compensation equal to an average of the last three years of actual MICP incentives, proration of the current year MICP incentive based on actual performance, and 18 months of COBRA. With a change in control, such severance benefits would include 36 months of base salary, cash incentive compensation equal to his then current target MICP incentive, proration of the current year MICP incentive based on target performance, and 18 months of COBRA.

Mr. Zurbay has also agreed to certain nondisclosure and non-disparagement provisions during the Initial Term and any time thereafter, and certain non-competition and non-solicitation provisions during the Initial Term and for three years thereafter.

Item 8.01	Other Events.

Mr. Walchirk resigned following an investigation conducted by independent counsel and overseen by independent members of the Board. The investigation determined that Mr. Walchirk’s conduct represented a material violation of Company policy, which was not susceptible to correction, and that Mr. Walchirk had demonstrated poor judgment regarding an encounter with an employee. Mr. Walchirk’s conduct did not relate to the Company’s operations or the integrity of the Company’s financial statements.

Mr. Walchirk is ineligible for severance and, in connection with his resignation, he agreed to forego the 30 days’ of base salary otherwise payable to him. Under the Omnibus Plan, his unvested stock options, unvested restricted stock unit awards and unvested performance stock units have been terminated and forfeited.

The Company issued a press release relating to this matter on October, 13, 2022, which is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Employment Agreement by and between Patterson Companies, Inc. and Donald J. Zurbay, dated October 12, 2022.

10.2	Form of Restricted Stock Unit Agreement for Executive Officers under the Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to our Annual Report on Form 10-K, filed June 23, 2021 (File No. 000-20572)).

10.3	Form of Non-Statutory Stock Option Agreement under the Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to our Annual Report on Form 10-K, filed June 23, 2021 (File No. 000-20572)).

99	Press Release of Patterson Companies, Inc., dated October 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: October 13, 2022	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary